Exhibit 99.2

Vistagen Announces Pricing of $100 Million Underwritten Offering

October 2, 2023

SOUTH SAN FRANCISCO, Calif.--(BUSINESS WIRE)--Oct. 2, 2023-- Vistagen Therapeutics, Inc. (“Vistagen”) (Nasdaq: VTGN), a late clinical-stage biopharmaceutical company aiming to transform the treatment landscape for individuals living with anxiety, depression, and other central nervous system (“CNS”) disorders, today announced the pricing of a $100 million underwritten offering of its common stock (or pre-funded warrants to purchase common stock) and warrants to purchase common stock (or pre-funded warrants in lieu thereof), before deducting underwriting discounts and commissions and estimated offering expenses.

The financing was led by BVF Partners LP with participation from Commodore Capital, Great Point Partners, Logos Capital, Nantahala Capital, Surveyor Capital (a Citadel company), and TCGX along with additional institutional investors.

At a combined purchase price of $5.38 per share of common stock, accompanying T1 Warrant and accompanying T2 Warrant (as defined below), the offering consists of 15,010,810 shares of Vistagen common stock, accompanying warrants to purchase up to 9,294,022 shares of Vistagen common stock (or pre-funded warrants in lieu thereof) at an exercise price of $5.38 per share or pre-funded warrant (the “T1 Warrants”), and accompanying warrants to purchase up to 11,265,086 shares of its common stock (or pre-funded warrants in lieu thereof) at an exercise price of $8.877 per share or pre-funded warrant (the “T2 Warrants”); and, to certain investors in lieu of common stock, pre-funded warrants to purchase up to 3,577,240 shares of Vistagen common stock, accompanying T1 Warrants and accompanying T2 Warrants at a combined price of $5.379 per pre-funded warrant, accompanying T1 Warrant and accompanying T2 Warrant, which represents the per share offering price for the common stock, accompanying T1 Warrant and accompanying T2 Warrant less the $0.001 per share exercise price for each such pre-funded warrant, in each case before deducting underwriting discounts and commissions. Each share of common stock or pre-funded warrant will be sold with an accompanying T1 Warrant and T2 Warrant.

The total gross proceeds to Vistagen from this offering are expected to be approximately $100 million, before deducting underwriting discounts and commissions and estimated offering expenses payable by Vistagen and excluding any potential future proceeds of up to $50 million from the exercise of the T1 Warrants and up to $100 million from the exercise of the T2 Warrants. Vistagen intends to use the net proceeds from the offering, together with its existing cash and cash equivalents, for research, development, manufacturing, and regulatory expenses associated with development of its product candidates, including, primarily, its PALISADE Phase 3 program for fasedienol for the acute treatment of anxiety in adults with social anxiety disorder ("SAD"), and for other working capital and general corporate purposes. If its PALISADE Phase 3 program is successful, Vistagen believes the proceeds from this offering, together with its existing cash and cash equivalents, will be sufficient to fund its operations through its potential submission of a U.S. New Drug Application for fasedienol for the acute treatment of anxiety in adults with SAD. All of the shares of common stock, pre-funded warrants, T1 Warrants, and T2 Warrants to be sold in the offering are being sold by Vistagen. The offering is expected to close on October 4, 2023, subject to the satisfaction of customary closing conditions.

Jefferies, Stifel, and William Blair are acting as joint book-running managers for the offering.

These securities were offered by Vistagen pursuant to its existing shelf registration statement (File No. 333-254299) filed with the Securities and Exchange Commission (“SEC”) on March 15, 2021 and declared effective on March 26, 2021. A prospectus supplement describing the terms of the offering will be filed with the SEC and will form a part of the effective registration statement. When available, copies of the prospectus supplement and accompanying prospectus relating to the offering may be obtained by contacting Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, by telephone at (877) 547-6340, or by email at Prospectus_Department@Jefferies.com; Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate, One Montgomery Street, Suite 3700, San Francisco, CA 94104, by telephone at (415) 364-2720, or by email at syndprospectus@stifel.com; or William Blair & Company, L.L.C., Attention: Prospectus Department, 150 North Riverside Plaza, Chicago, IL 60606, by telephone at (800) 621-0687, or by email at prospectus@williamblair.com. An electronic copy of the prospectus supplement and accompanying prospectus relating to the offering will be available on the SEC website at www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of offers to buy any securities of Vistagen, and shall not constitute an offer, solicitation, or sale of any security in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Vistagen

Vistagen is a late clinical-stage biopharmaceutical company aiming to transform the treatment landscape for individuals living with anxiety, depression, and other CNS disorders. Vistagen is advancing therapeutics with the potential to be faster-acting, and with fewer side effects and safety concerns, than those currently available for the treatment of anxiety, depression, and multiple CNS disorders. Vistagen’s pipeline includes six clinical-stage product candidates, including fasedienol, itruvone, PH80, PH15, and PH284, each an investigational agent belonging to a new class of drugs known as pherines, as well as AV-101, which is an oral prodrug of an antagonist of the N-methyl-D-aspartate receptor. Pherines are neuroactive nasal sprays designed with an innovative proposed mechanism of action that activates chemosensory neurons in the nasal cavity and can beneficially impact key neural circuits in the brain without systemic absorption or direct activity on neurons in the brain. Vistagen is passionate about transforming mental health care and redefining what is possible in the treatment of anxiety, depression, and several other CNS disorders.

Forward-looking Statements

Certain of the statements made in this press release are forward-looking, such as those, among others, relating to Vistagen’s expectations regarding the completion of the offering, including the anticipated use of proceeds therefrom. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include, without limitation, risks and uncertainties related to whether or not Vistagen will be able to raise capital through the sale of shares of common stock, pre-funded warrants, T1 Warrants, and T2 Warrants; the final terms of the offering, market, and other conditions; the satisfaction of customary closing conditions related to the offering; and the general economic, industry, or political conditions in the United States or internationally. There can be no assurance that Vistagen will be able to complete the offering on the anticipated terms, or at all. Vistagen will need to raise additional capital to fund its operations and may be unable to raise capital when needed, which would force Vistagen to delay, reduce, or eliminate its product development programs and/or commercialization efforts. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release. Other risks and uncertainties include, but are not limited to, issues related to: adverse healthcare reforms and changes of laws and regulations; manufacturing and marketing risks; inadequate and/or untimely supply of one or more of Vistagen’s drug candidates to meet demand; entry of competitive products; and other technical and unexpected hurdles in the development, manufacture, and commercialization of its drug candidates, as well as those risks more fully discussed in the section entitled "Risk Factors" in Vistagen’s most recent Annual Report on Form 10-K for the year ended March 31, 2023, and in its most recent Quarterly Report on Form 10-Q for the quarter and three months ended June 30, 2023, as well as discussions of potential risks, uncertainties, and other important factors in its other filings with the SEC. Vistagen’s SEC filings are available on the SEC’s website at www.sec.gov. In addition, any forward-looking statements represent Vistagen’s views only as of the issuance of this release and should not be relied upon as representing its views as of any subsequent date. Vistagen explicitly disclaims any obligation to update any forward-looking statements.

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Investors

Mark McPartland

Senior Vice President, Investor Relations (650) 577-3606

markmcp@vistagen.com

Media

Nate Hitchings SKDK

nhitchings@skdknick.com

Source: Vistagen Therapeutics, Inc.